EXHIBIT 10.17

AMENDMENT TO LEASE

THIS AMENDMENT to Lease (“Amendment”) is made and entered into as of June 25, 2003, between Stan Koch & Sons Trucking, Inc. (“Lessor”) and Winmark Corporation (“Tenant”).

WHEREAS, Tenant and Lessor entered into a Lease dated July 10, 2000, for the premises located at 4200 Dahlberg Drive, Golden Valley, Minnesota 55422 (the “Lease”); and

WHEREAS, Tenant and Lessor desire to amend certain terms and conditions of the Lease including (without limitation) changing the term of the Lease and increasing the square footage of the Leased Premises to include the Original Space (“Original Space”) and Phase I (“Phase I”) as of September 1, 2003 and the Original Space, Phase I,  Phase II (“Phase II”) as of March 1, 2005.  Each the Original Space, Phase I, Phase II are delineated on Exhibit A, attached hereto and incorporated herein by reference;  and

WHEREAS, the terms and conditions of this Amendment supersede any and all conflicting terms and conditions of the Lease.

NOW, THEREFORE, for one dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       VARIABLE TERMS:

a.                                       Section 2(a).

(i)                                     Effective September 1, 2003 through February 28, 2005, Section 2(a) of the Lease is amended and restated in its entirety as follows:

“Leased Premises: 30,903 usable square feet located in the building at 4200 Dahlberg Drive, Golden Valley, Minnesota 55422 (the “Building”), labeled as the Original Space and Phase I, as set forth in revised Exhibit A, attached hereto and incorporated herein by reference.  The Building shall include the office building, appurtenances, parking lot and land.  Tenant and its invitees shall be entitled to but not use more than 90 parking spaces.”

(ii)                                  Effective March 1, 2005 through August 31, 2009, Section 2(a) of the Lease is amended and restated in its entirety as follows:

“Leased Premises: 33,703 usable square feet located in the building at 4200 Dahlberg Drive, Golden Valley, Minnesota 55422 (the “Building”), labeled as the Original Space, Phase I and Phase II, as set forth in revised Exhibit A, attached hereto and incorporated herein by reference (the “Building”).  The Building shall include the office building, appurtenances, parking lot and land.  Tenant and its invitees shall be entitled to but not use more than 110 parking spaces.”

b.                                      Section 2(b).  Effective the date hereof, Section 2(b) of the Lease is amended and restated in its entirety as follows:

“Lease Term:  July 10, 2000 through August 31, 2009, unless earlier terminated as hereinafter provided.”

c.                                       Section 2(c).  Effective the date hereof, Section 2(c) of the Lease is amended and restated in its entirety as follows:

“Annual Base Rent: $218,979.60 per annum, payable in equal monthly installments of $18,248.30 on the first day of each month during the Lease Term provided, however, that if the term of this Lease shall commence on a day other than the first day of the month, or shall be terminated on a day other than the last day of the month, or both, the rent payable during such first or last month, or both, shall be adjusted on a pro rata basis.”

2.                                       ADDITIONAL RENT:  Section 3(b).

a.                                       Phase I Expansion.   Effective September 1, 2003 through February 28, 2005, Section 3(b) of the Lease is amended and restated in its entirety as follows:

“It is agreed by Tenant and Lessor, for purposes of calculating Tenant’s pro rata share, that the usable area in the Building is 47,328 square feet and that the proposed usable area of the Leased Premises is 30,903 square feet (which includes the Original Space and Phase I as indicated on Exhibit A), and is subject to adjustment if (i) the actual useable square feet of the Leased Premises is different than the anticipated square feet of the Leased Premises after Lessor’s improvements set forth in Section 3 hereof; or (ii) the useable square footage in the building should change during the lease term.  It is also agreed that for the period of September 1, 2003 through October 31, 2003, Tenant shall not pay Additional Rent to Lessor for the Phase I expansion.  Additional Rent shall only be paid on the Original Space.  Additional Rent shall commence on both the Original Space and Phase I expansion on November 1, 2003, and shall be paid pursuant to this Section  3.”

b.                                      Phase II Expansion.  Effective March 1, 2005 through August 31, 2009, Section 3(b) of the Lease is amended and restated in its entirety as follows:

“It is agreed by Tenant and Lessor, for purposes of calculating Tenant’s pro rata share, that the usable area in the Building is 47,328 square feet and that the proposed usable area of the Leased Premises is 33,703 square feet (which includes the Original Space, Phase I and Phase II as indicated on Exhibit A), and is subject to adjustment if (i) the actual usable square feet of the Leased Premises is different than the anticipated square feet of the Lease Premises after Lessor’s improvements set forth in Section 3 hereof; or (ii) the usable square footage in the building should change during the lease term.”

3.                                       LEASEHOLD IMPROVEMENTS:  Section 7.

The last sentence of Section 7 is amended and restated in its entirety as follows:

“In consideration of Tenant’s Phase I expansion, Lessor agrees to construct, tape and paint a new demising wall(s) as depicted in the attached floor plan, retrofit electrical switches and outlets, ensure proper HVAC, add necessary sprinkler heads and create proper access to the space, all at Lessor’s expense.  In addition, Lessor shall, at Lessor’s expense, insert a door into the wall currently separating the Original Space (26,069 square feet) from Phase I.   Lessor agrees to make all improvements in compliance with applicable law.  Lessor shall consult Tenant on construction issues including but not limited to location of switches and outlets, paint color, door location and type, HVAC coverage and cube location.  Further, Lessor agrees that all Phase I expansion improvements shall be completed on or before September 1, 2003.  Tenant will be responsible for Tenant’s telephone and data lines, connections and any special electrical requirements.

In consideration of Tenant’s Phase II expansion, Lessor agrees to construct, tape and paint a new demising wall(s) as depicted in the attached floor plan, retrofit electrical switches and outlets, ensure proper HVAC, add necessary sprinkler heads and create proper access to the space, all at Lessor’s expense.  In addition, Lessor shall, at Lessor’s expense, remove the current demising wall which separates Phase I from Phase II.  Lessor agrees to make all improvements in compliance with applicable law.  Lessor shall consult Tenant on construction issues including but not limited to location of switches and outlets, paint color, HVAC coverage and cube location.  Further, Lessor agrees that all Phase II expansion improvements shall be completed on or before March 1, 2005.  Tenant will be responsible for Tenant’s telephone and data lines, connections and any special electrical requirements.”

4.                                       FURNITURE AND CUBE FIXTURES:

a.                                       Phase I Expansion.  As further consideration of the Phase I expansion, Lessor agrees to allow Tenant free use of all cube furniture clusters within the Phase I expansion area on May 31, 2003, including electrical hookups to the cubes.  Lessor will retain ownership of the furniture, although Tenant may purchase the furniture at fair market value at any time during the lease period.

a.                                       Phase II Expansion.  As further consideration of the Phase II expansion, Lessor agrees to allow Tenant free use of all cube furniture clusters within the Phase II expansion area on May 31, 2003, including electrical hookups to the cubes.  Lessor will retain ownership of the furniture, although Tenant may purchase the furniture at fair market value at any time during the lease period.

5.                                       OPTION FOR FURTHER EXPANSION:

During the term of the Lease, Tenant shall have the option to lease the remaining unleased spaced in the Building (an additional 13,625 square feet) upon 9 months written notice to Lessor.  Tenant shall pay base rent on the additional 13,625 square feet at the rate of $8.40 per square foot for the remainder of the term of the Lease beginning the date of occupancy.

6.                                       EFFECT OF AMENDMENT:

Except as set forth above, the Lease shall remain in full force and effect to the extent of its original terms.

IN WITNESS WHEREOF, the parties hereof have caused this Amendment to be signed the day and year first written above.

“TENANT”			“LESSOR”

WINMARK CORPORATION			STAN KOCH & SONS TRUCKING, INC.

By	/s/ John L. Morgan		By	/s/ Randy Koch
	Its	Chief Executive Officer		Its	President